UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 1, 2010
UNITED AMERICAN HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	001-11638	38-2526913

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 River Place, Suite 4950, Detroit, Michigan	48207

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(313) 393-4571
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On July 1, 2010, United American Healthcare Corporation (the “Company”) received a letter from the NASDAQ Stock Market (“Nasdaq”) advising that the Company was in violation of Nasdaq Marketplace Rule 5620(a) for not holding its annual meeting within the time frame allowed under Rule 5620(a) and that Nasdaq has initiated procedures to delist the Company’s common shares. Based on the letter, the Company expects that trading of its common shares will be suspended as of the opening of business on July 12, 2010 and that its securities will be delisted shortly thereafter. The Company does not expect to appeal this determination.
The Company will continue to file annual, quarterly and other reports with the U.S. Securities and Exchange Commission.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective July 7, 2010, the Board adopted an amendment to the Amended and Restated Bylaws (the “Bylaws”) of the Company by deleting Section 9 of Article IX in its entirety. A copy of the amendment to the Bylaws is attached hereto as Exhibit 3.1(ii) and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1(ii)	Amendment to Bylaws of the Company, effective July 7, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2010	UNITED AMERICAN HEALTHCARE CORPORATION
	By:	/s/ William L. Dennis
		Name:	William L. Dennis
		Title:	Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description
3.1(ii)	Amendment to Bylaws of the Company, effective July 7, 2010

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